Exhibit 10.8

Unanimous Action Confirmation Letter

The undersigned (the “Signatories”) of this Unanimous Action Confirmation Letter (the “Confirmation”), all being partners of Nanjing KangJiaFu Royal Traditional Health Preserving Club, a Limited Partnership (the “Partnership”), hold collectively 100% equity interest in the Partnership, of which Wuxi KangJiaFu Royal Traditional Health Management Co., Ltd. (the “Wuxi KJF”) as a partner has a 58.33% share;

The Signatories hereby agree and confirm that Wuxi KJF is authorized to exercise such rights on behalf of all other partners in all matters in connection with the Partnership and adopt such resolutions as if they had been adopted by the Partnership partner meetings, and further agree and confirm that, as of the date hereof, all signatories shall act in concert with the Wuxi KJF.

This Confirmation is executed on December 28, 2012 by the following Signatories:

/seal/Wuxi KangJiaFu Royal Traditional Health Management Co.

Legal Representative: /s/ Yazhong Liao

And other partners: /s/

Hongmei Xu, Haixian Tang, Zhihua Lu, Lifen Yuan,

Wei Feng, Qin Gao, Yuqing Shao, Xiaowei Lu,

Chunmei Ma, Yaming Hu, Minjiu Wang, Shenying Hu,

Suqin Zhang, Juan Chen, Rong Wang, Xiaochun Guo,

Xiaolian Wang, Shouhua Zou, Huiwen Qu, Xiping Qian, Weijie You